Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
Exhibit 10.2

Master Repurchase Agreement

September 1996 Version

Dated as of:     April 11, 2025

Between:     Mello Warehouse Securitization Trust 2025-1 (“BUYER”)

And:    loanDepot.com, LLC (“SELLER”)

1.    Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.    Definitions
(a)    “Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of
September 1996 Master Repurchase Agreement

creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)    “Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)    “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)    “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)    “Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)    “Guaranty, the guaranty, dated as of the Closing Date, by LD Holdings Group LLC for the benefit of the Buyer;

(g)    “Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(h)    “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(i)    “Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(j)    “Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(k)    “Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(l)    “Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(m)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(n)    “Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(o)    “Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(p)    “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(q)    “Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(r)    “Repo Guarantor”, LD Holdings Group LLC or any permitted successor.

(s)    “Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(t)    “Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(u)    “Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)    “Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.    Initiation; Confirmation; Termination
(a)    An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)    Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)    In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.    Margin Maintenance
(a)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)    If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)    Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.    Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.    Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.    Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.    Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*    Language to be used under 17 C.F.R. § 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**    Language to be used under 17 C.F.R. § 403.5(d) if Seller is a financial institution.

9.    Substitution
(a)    Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)    In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.    Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.    Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one (1) business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller, Buyer or Repo Guarantor, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)    The non-defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)    In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the non-defaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)    In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

(d)    If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:

(i)    as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)    as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non-defaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)    As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non-defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)    For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the non-defaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)    The defaulting party shall be liable to the non-defaulting party for (i) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)    To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the non-defaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)    The non-defaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.    Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.    Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.    Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.    Non-assignability; Termination
(a)    The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)    Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.    Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.    No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.    Use of Employee Plan Assets
(a)    If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)    Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)    By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.    Intent
(a)    The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)    It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.    Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:

(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

MELLO WAREHOUSE SECURITIZATION TRUST 2025-1

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By: /s/ Devon C. A. Reverdito

Name: Devon C. A. Reverdito

Title: Vice President

Date: April 11, 2025
LOANDEPOT.COM, LLC By: /s/David Hayes Name: David Hayes Title: CFO Date: April 11, 2025

September 1996 Master Repurchase Agreement
1

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of April 11, 2025 (the “Base Agreement”) between Mello Warehouse Securitization Trust 2025-1 (“Buyer”) and loanDepot.com, LLC (“Seller”) (the Base Agreement, this Annex I and the other annexes hereto, as they may be amended, supplemented or otherwise modified from time to time, collectively being the “Agreement”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement. References to sections in this Annex I shall, unless expressly stated to the contrary, mean sections of this Annex I.

1.    Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes shall form a part of the Agreement and shall be applicable thereunder:

Annex III.

2.    Inconsistency. In the event of any inconsistency between the terms of the Base Agreement and this Annex, this Annex shall govern.

3.    Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:
(a)    Save for the amendments made in this Annex I, Annex III and the Master Confirmation, the parties agree that the text of the body of the Base Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.
(b)    The parties agree that for the purpose of the Program Agreements, all references to “Buyer” shall mean Mello Warehouse Securitization Trust 2025-1, and all references to “Seller” shall mean loanDepot.com, LLC.
(c)    Any and all references to “Purchased Securities” in the Agreement shall be deemed to refer to “Purchased Assets”.
(d)    Any and all references to “Securities” in the Agreement shall be deemed to refer to “Assets”.
(e)    Any and all references to “Additional Purchased Securities” in the Agreement shall be deemed to refer to “Additional Purchased Assets”.
(f)    The interest in each Pooled Mortgage Loan being conveyed pursuant to any Transaction is a 100% beneficial interest in such Pooled Mortgage Loan, which interest is represented by the related Participation Certificate, and any reference to the transfer or delivery to Collateral Agent or Buyer of a Pooled Mortgage Loan, or to ownership or possession by Buyer or Collateral Agent on behalf of Buyer of a Pooled
Annex I-1

Mortgage Loan, shall be understood to be a reference to the transfer, delivery or ownership of such 100% participation interest.
(g)    All references to time in the Agreement shall mean the time in effect on that day in New York, New York.
(h)    Except as may otherwise apply for income payable on particular Assets or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Agreement for the transfer, payment or receipt of funds or Cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.
4.    Definitions (Paragraph 2). Paragraph 2 of the Base Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:
(a)     “Accepted Servicing Practices” shall mean those mortgage servicing practices, including collection procedures of prudent mortgage servicing institutions which service mortgage assets of the same type as such Purchased Asset in the jurisdiction where the related Mortgaged Property is located and which are in accordance with the requirements of the related Agency Program, applicable law, FHA regulations and VA regulations, as applicable, and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced.
(b)    “Agency” shall mean Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
(c)     “Agency Guidelines” shall mean the Ginnie Mae Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time.
(d)    “Agency Program” shall mean the FHLMC Program or the FNMA Program or the GNMA Program, as applicable.
(e)     “Agency Security” shall mean a mortgage-backed security issued or fully guaranteed as to the receipt of timely interest and ultimate principal by an Agency and is backed by a pool of Eligible Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such security in the related Takeout Commitment. The particular Agency Security for the relevant Agency is alternatively referred to as: “GNMA Securities” (in the case of Ginnie Mae), “Fannie Mae Securities” (in the case of Fannie Mae) and “Freddie Mac Securities” (in the case of Freddie Mac).
(f)    “Applicable Agency” shall mean GNMA, FNMA or FHLMC, as applicable.
(g)    “Applicable Agency Mortgage Loan Schedule” shall mean Form HUD 11706, FNMA Form 2005 or FHLMC Form 1034 or 1034A, as applicable.
Annex I-2

(h)    “Approvals” shall mean, with respect to the Seller, the approvals obtained by the Applicable Agency in designation of the Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a FNMA approved Seller/Servicer or a FHLMC approved Seller/Servicer, as applicable, in good standing.
(i)    “Asset” or “Eligible Asset” shall mean a Non-Pooled Mortgage Loan, a Pooled Mortgage Loan and/or Cash. On any date, all Non-Pooled Mortgage Loans then held by Buyer shall be listed on the End of Day Trust Receipt and all Pooled Mortgage Loans then held by Buyer shall be evidenced by one or more Participation Certificates.
(j)    “Asset Tape” shall mean the schedule of Purchased Mortgage Loans held by the Mortgage Loan Custodian on behalf of the Buyer on such date. With respect to each Purchased Mortgage Loan, the Asset Tape will include, among others, the following fields: (1) the MERS Identification Number, (2) the loan number, (3) the property address, including city, state, zip code and county, (4) the type of loan, (5) mortgage note date, (6) the original mortgage rate and current mortgage rate, (7) the original term to maturity, (8) the amortized term to maturity, (9) the original principal balance, (10) the first payment date, (11) the maturity date, (12) whether such Purchased Mortgage Loan has primary mortgage insurance, (13) if applicable, the gross margin, (14) whether such Purchased Mortgage Loan is a balloon loan, (15) if applicable, the maximum mortgage rate, (16) whether such Purchased Mortgage Loan is an interest only loan, (17) if applicable, the interest only term, (18) whether such Purchased Mortgage Loan is subject to a prepayment penalty, (19) if applicable, the prepayment penalty type, (20) if applicable, the periodic cap, (21) the monthly payment, (22) the investor status, (23) the loan purpose, (24) the appraised value of the related property, (25) the purchase price of the related property, (26) the amount of any second lien, (27) whether the related property consists of manufactured housing, (28) the property type, (29) if applicable, the number of units, (30) whether the property is owner-occupied, (31) the documentation level, (32) the borrower credit score, (33) the LTV, (34) if applicable, the CLTV, (35) the debt-to-income ratio of the borrower, (36) whether the borrower is self-employed, (37) whether such Purchased Mortgage Loan was originated as a “high cost” loan, (38) the lien position of the related mortgage, (39) the principal balance of any other lien on the property, (40) the funding date, (41) the channel code, (42) whether such Purchased Mortgage Loan is registered on MERS, (43) whether such Purchased Mortgage Loan is a home equity line of credit, (44) if applicable, the last mortgage rate change date, (45) the “paid to” date, (46) the next due date, (47) whether the borrower is subject to bankruptcy proceedings, (48) if applicable, the mortgage rate change date, (49) the agency approval number, (50) the number of days such Purchased Mortgage Loan has been owned by the Buyer, (51) the Purchase Date, (52), the Repurchase Date, (53) the Market Value, (54) the Purchase Price, (55) the Repurchase Price, (56) any other items agreed upon by Seller and Buyer, (57) whether such Purchased Mortgage Loan is a Pooled Mortgage Loan or Non-Pooled Mortgage Loan, (58) the automated underwriting system (“AUS”) number or, if such Purchased Mortgage Loan does not have an AUS number, the Agency case number (59) whether the Purchased Mortgage Loan is a Wet Loan, (60)
Annex I-3

whether such Purchased Mortgage Loan is an FHA Streamline Mortgage Loan or a VA IRRR Mortgage Loan, (61) with respect to each FHA Streamline Mortgage Loan and VA IRRR Mortgage Loan, the Collateral Analytics value for the related Mortgaged Property, and (62) whether such Purchased Mortgage Loan is an eNote.
(k)    “Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.
(l)    “Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
(m)    “Authorized Person” shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in Schedule CA-I attached to Annex III, as such Schedule CA-I may be amended from time to time.
(n)    “Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended.
(o)    For purposes of the Agreement, “business day” or “Business Day”, with respect to any Transaction, a day on which regular trading may occur in the principal market for the Purchased Assets subject to such Transaction, which includes shortened trading days, days on which trades are permitted to occur but do not in fact occur and days on which the Purchased Assets are subject to a percentage of movement or volume limitations; provided, however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for the purpose of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Assets or for any assets constituting Additional Purchased Assets under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Assets may be effected in accordance with Paragraph 7 of the Agreement, (ii) in no event shall a Saturday or Sunday be considered a business day, and (iii) in no event shall be a day which banking institutions in New York City, NY, Chicago, IL, Wilmington, DE or any other city where the corporate trust office or the principal office of the Indenture Trustee, Owner Trustee or the custodian is located, are authorized or required by law or executive order to be closed for business.
(p)    “Buyer’s Account” shall mean the custodial account having the account information set forth on Schedule CA-II to Annex III, which account is maintained by Collateral Agent on behalf of Buyer at the Securities Intermediary for the deposit of Eligible Assets to be held by Collateral Agent on behalf of Buyer pursuant to the terms of this Agreement in connection with Transactions.
Annex I-4

(q)    “Buyer’s Source of Funds” shall mean the Buyer’s Notes issued pursuant to the Indenture or the holders thereof, as the context may require.
(r)    “Cash” shall mean U.S. Dollars in immediately available funds.
(s)     “Cash Equivalents” shall mean ([***].
(t)    “CLTV” shall mean with respect to any Mortgage Loan, the sum of the principal balance such Mortgage Loan and the outstanding principal balance (or the full amount permissible under the line of credit in the event the subordinate lien is a home equity line of credit) of any related senior or subordinate lien, in each case as of the date of origination of the Mortgage Loan, divided by the appraised value, or AUS accepted value, in the case of a property inspection waiver mortgage loan, of the Mortgaged Property as of the origination date.
(u)    “Collateral Analytics” shall mean Collateral Analytics (CA) or its permitted successors and assigns.
(v)    “Confirmation” shall have the meaning specified in Section 5 of this Annex I.
(w)    “Control” shall mean, with respect to any eNote, the “control” of such eNote within the meaning of UETA and/or E-SIGN, as applicable, which is established by reference to the MERS® eRegistry and any party designated therein as the Controller.
(x)    “Controller” shall mean, with respect to an eNote, the party designated in the MERS® eRegistry as the “Controller,” and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.
(y)    “Conversion Date” shall mean, with respect to any Non-Pooled Mortgage Loan that (i) is subject to a Transaction and (ii) that will be converted into a Pooled Mortgage Loan by Seller, the date of such conversion. A Conversion Date also constitutes a Repurchase Date, on which such Pooled Mortgage Loan shall replace such Non-Pooled Mortgage Loan and automatically become a Purchased Mortgage Loan subject to a new Transaction.
(z)    “Conversion Mortgage Loan” shall mean a Non-Pooled Mortgage Loan subject to a Transaction that will be converted by Seller into a Pooled Mortgage Loan on the related Conversion Date.
(aa)    “Cooperative Corporation” shall mean, with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
(bb)    “Cooperative Loan” shall mean a Mortgage Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease
Annex I-5

granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
(cc)    “Cooperative Project” shall mean, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.
(dd)    “Cooperative Shares” shall mean, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.
(ee)    “Cooperative Unit” shall mean, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.
(ff)    “Credit Score” shall mean with respect to any Mortgage Loan, the credit score of the related Mortgagor provided by Experian/Equifax/TransUnion/Fair Isaac or such other organization acceptable to the Buyer providing credit scores at the time of origination of such Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores. There is only one (1) Credit Score for any loan regardless of the number of borrowers and/or applicants.
(gg)    “Collateral Agent” shall mean U.S. Bank Trust Company, National Association and its successors and assigns.
(hh)    “Daily Collateral Agent Statement” shall have the meaning specified in Annex III.
(ii)    “Delegatee” shall mean, with respect to an eNote, the party designated in the MERS® eRegistry as the “Delegatee” or “Delegatee for Transfers,” and in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller.
(jj)    “Diligence Provider” shall mean Clayton Services LLC or a Qualified Successor Diligence Provider appointed by Seller, and their respective successors and assigns under the Monitoring Agreement.
(kk)    “Diligence Report” shall mean each diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.
(ll)    “Disbursement Agent” shall mean Deutsche Bank National Trust Company, not in its individual capacity but solely as disbursement agent.
(mm)    “E-SIGN” shall mean The Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.
(nn)    “Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
Annex I-6

(oo)    “Electronic Record” shall mean, with respect to an eMortgage Loan, the related eNote.
(pp)    “Eligible Mortgage Loan” shall mean a first-lien, fixed rate or adjustable-rate Mortgage Loan originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans and in each case, meeting the representations and warranties set forth on Schedule I hereto and other criteria set forth on Schedule II hereto, together with (i) the Servicing Rights related thereto, (ii) all related records, (iii) all rights of the Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the related mortgage files or servicing files and (iv) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing. Furthermore, no Mortgage Loan shall be an Eligible Mortgage Loan if (i) any payment [***].
(qq)    “eMortgage Loan” shall mean a Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage Loan File may be created electronically and not be traditional paper documentation with a pen and ink signature.
(rr)    “eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
(ss)    “eVault” shall mean an electronic repository established and maintained by the Mortgage Loan Custodian for delivery and storage of eNotes.
(tt)    “End of Day Trust Receipt” shall mean the cumulative Trust Receipt delivered by the Mortgage Loan Custodian on each Business Day as provided in section 4(b)(iii) of the Mortgage Loan Custodial and Disbursement Agreement.
(uu)    “Escrow Payments” shall mean the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, primary mortgage insurance policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.
(vv)    “Expiration Date” shall mean April 10, 2028 or if such date is not a Business Day, the Business Day immediately following such date.
(ww)    “Fannie Mae” shall mean Federal National Mortgage Association and its successors and assigns.
(xx)    “Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.
(yy)    “FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the
Annex I-7

Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
(zz)    “FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222 and 235 of the National Housing Act and provided by the FHA.
(aaa)    “FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
(bbb)    “FHA Mortgage Loan” shall mean a Mortgage Loan that is the subject of an FHA Mortgage Insurance Contract.
(ccc)    “FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters.
(ddd)    “FHA Streamline Mortgage Loan” shall mean a Mortgage Loan originated under the FHA streamline program
(eee)    “FHLMC Program” shall mean the FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.
(fff)    “Final Diligence Report” shall mean each final diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.
(ggg)    “FNMA Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Program, as described in the Fannie Mae Guide.
(hhh)    “Freddie Mac” shall mean Federal Home Loan Mortgage Corporation and its successors and assigns.
(iii)    “Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.
(jjj)    “Ginnie Mae” shall mean Government National Mortgage Association and its successors and assigns.
(kkk)    “Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.
(lll)    “GNMA Program” shall mean the Ginnie Mae Mortgage-Backed Securities Program, as described in the Ginnie Mae Guide.
Annex I-8

(mmm)    “Governmental Authority” shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
(nnn)    “HARP” shall mean the Home Affordable Refinance Program.
(ooo)    “HUD” shall mean the U.S. Department of Housing and Urban Development.
(ppp)    “Indebtedness” shall mean, [***].
(qqq)    “Indenture” shall mean the Indenture, dated as of April 11, 2025, among Mello Warehouse Securitization Trust 2025-1, as issuer, the Seller, as servicer, U.S. Bank National Association, as standby servicer and securities intermediary, and U.S. Bank Trust Company, National Association, as indenture trustee and note calculation agent.
(rrr)    “Indenture Trustee” shall mean U.S. Bank Trust Company, National Association, as indenture trustee under the Indenture, and any successor thereto.
(sss)    “Initial Diligence Report” shall mean each initial diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.
(ttt)    “Instrument” shall mean an executed Trust Receipt and assignment of Trust Receipt, a Participation Certificate or any other participation certificate, promissory note or other instrument or document issued by a custodian, originator, obligor or other third party and assignable to U.S. Bank Trust Company, National Association, as Collateral Agent, accompanied by an executed instrument of transfer (which may be in blanket form), and which may or may not be authenticated by Mortgage Loan Custodian.
(uuu)    “Interest Coverage Amount” shall mean, for any Remittance Date, the excess, if any of (a) the aggregate interest payment amount due on Buyer’s Source of Funds on the immediately following payment date over (b) the aggregate Price Differential available on such Remittance Date for payment of interest on the Buyer’s Source of Funds.
(vvv)    “Level C Exception” means, [***].
(www)    “Level D Exception” means[***].
(xxx)    “Lien” shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.
Annex I-9

(yyy)    “Liquidity” shall mean cash and Cash Equivalents of Seller, together with undrawn availability under any committed warehouse facility that is similar in nature to the facility provided under this Agreement under which Seller is a borrower.
(zzz)    “Loan Pool” shall mean the pool of Purchased Mortgage Loans identified in a particular Applicable Agency Mortgage Loan Schedule delivered by Seller to Mortgage Loan Custodian under the Mortgage Loan Custodial and Disbursement Agreement.
(aaaa)    “Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS® eRegistry.
(bbbb)    “LTV” shall mean with respect to any Mortgage Loan, the principal balance such Mortgage Loan and the outstanding principal balance (or the full amount permissible under the line of credit in the event the subordinate lien is a home equity line of credit) of any related subordinate lien, in each case as of the date of origination of the Mortgage Loan, divided by the appraised value, or AUS accepted value, in the case of a property inspection waiver mortgage loan, of the Mortgaged Property as of the origination date.
(cccc)    “Margin Account” shall mean a sub-account of the Buyer’s Account, which may be a sub-ledger account.
(dddd)    “Margin Notice Deadline” shall mean 4:30 p.m. (New York time), unless otherwise agreed to between the parties with respect to any Transaction.
(eeee)    “Market Value” shall mean with respect to any Eligible Asset, as of any date of determination, (i) the market value of such Eligible Asset as computed by the Collateral Agent using the Pricing Methodology or (ii) if the Pricing Methodology is not otherwise available to the Collateral Agent on such date, the value of such Eligible Asset as determined in good faith and in a commercially reasonable manner by the Seller and provided to the Collateral Agent and the Buyer in the daily Asset Tape delivered by the Seller on such date.
(ffff)    “Master Confirmation” shall mean the Master Repurchase Agreement Confirmation dated as of April 11, 2025 between Seller and Buyer, as it may be amended from time to time.
(gggg)    “Master Servicer” shall mean, with respect to an eNote, the party that is designated in the MERS® eRegistry as the “Master Servicer,” and that in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller.
(hhhh)    “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller, (b) the ability of Seller to perform its obligations under any of the Program Agreements to which it is a party, (c) the validity or enforceability of any material provision of the Program Agreements, (d) the rights and remedies of Buyer under any of the Program
Annex I-10

Agreements, (e) the timely repurchase of the Purchased Mortgage Loans or payment of other amounts payable in connection therewith or (f) the Purchased Mortgage Loans taken as a whole.
(iiii)    “Maximum Aggregate Purchase Price” shall have the meaning assigned to it in the Master Confirmation.
(jjjj)    “MERS” shall mean the Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor or assign thereto.
(kkkk)    “MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes and data from one MERS® eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS® eRegistry.
(llll)    “MERS® eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies, inter alia, the Controller and Location of the Authoritative Copy of registered eNotes and the Delegatee, Secured Party (if any), and the Master Servicer and Subservicer (if any) with respect thereto.
(mmmm)    “MERS Identification Number” shall mean the eighteen-digit number permanently assigned to each MERS Mortgage Loan.
(nnnn)    “MERS Org ID” shall mean a number that uniquely identifies MERS numbers or, in the case of a MERS Org ID that is a “Secured Party Org ID,” uniquely identifies MERS® eRegistry members.
(oooo)    “MERS Procedures Manual” shall mean the MERS Procedure Manual to be delivered to Buyer by MERS in the event that any of the Mortgage Loans are MERS Mortgage Loans, as it may be amended, restated, supplemented or modified from time to time.
(pppp)    “MERS Mortgage Loan” shall mean any Purchased Mortgage Loan registered with MERS on MERS® System.
(qqqq)    “MERS® System” shall mean the mortgage electronic registry system operated and maintained by the Electronic Agent that tracks changes in mortgage ownership, mortgage services and servicing rights ownership interests in mortgage loans, as more particularly described in the MERS Procedures Manual.
(rrrr)    “Monitoring Agreement” shall have the meaning assigned to it under the Indenture.
(ssss)    “Monthly Aggregate Fee” with respect to the accrual period relating to a Repurchase Date, means the sum of the monthly fees owed to third-party service providers relating to the Buyer’s Source of Funds and payable pursuant to the Indenture on the payment date immediately following such Repurchase Date.
Annex I-11

(tttt)    “Mortgage” shall mean the mortgage, deed of trust or other instrument, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.
(uuuu)    “Mortgage Loan” shall mean a first lien mortgage loan (including an eMortgage Loan) or Cooperative Loan which is underwritten in accordance with the Underwriting Guidelines and that is secured by a Mortgaged Property which the Mortgage Loan Custodian has been instructed to hold for Buyer pursuant to the Mortgage Loan Custodial and Disbursement Agreement, and which Mortgage Loan includes, without limitation, (i) the documents comprising the Mortgage Loan File containing all required Mortgage Loan Documents, (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage and (iii) the related Servicing Rights.
(vvvv)    “Mortgage Loan Custodial and Disbursement Agreement” shall mean the Custodial and Disbursement Agreement, dated as of April 11, 2025, among Seller, Buyer, and Deutsche Bank National Trust Company as Mortgage Loan Custodian and as Disbursement Agent, as amended, restated, supplemented or otherwise modified from time to time.
(wwww)    “Mortgage Loan Custodian” shall mean Deutsche Bank National Trust Company, not in its individual capacity but solely as custodian.
(xxxx)    “Mortgage Loan Documents” shall mean, with respect to each Mortgage Loan, the documents comprising the Mortgage Loan File for such Mortgage Loan, which shall include each of the documents set forth on Schedule III hereto.
(yyyy)    “Mortgage Loan File” shall mean, with respect to each Mortgage Loan, the related files required to be delivered to the Mortgage Loan Custodian by the Seller pursuant to the Mortgage Loan Custodial and Disbursement Agreement.
(zzzz)    “Mortgage Note” shall mean, with respect to any Mortgage Loan, the related promissory note (including with respect to an eMortgage Loan, the related eNote) or other evidence of indebtedness of the related mortgagor secured by a Mortgage, as the same may be reformed or amended from time to time.
(aaaaa)    “Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) or Cooperative Loan collateral and all other collateral securing repayment of the debt evidenced by a Mortgage Note.
(bbbbb)    “Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
Annex I-12

(ccccc)    “Net Worth” shall mean, [***].
(ddddd)    “Non-Pooled Mortgage Loan” shall mean an Eligible Mortgage Loan that is not a Pooled Mortgage Loan.
(eeeee)    “Noteholder” shall have the meaning assigned to it under the Indenture.
(fffff)    “Notes” shall mean the Mello Warehouse Securitization Trust 2025-1, Mello Warehouse Securitization Notes, Series 2025-1, issued under the Indenture.
(ggggg)    “Notice of Default” shall mean a written notice delivered by Buyer to Collateral Agent and Seller, or by Seller to Collateral Agent and Buyer, informing Collateral Agent and the defaulting party of an Event of Default pursuant to this Agreement and setting forth the specific Event of Default hereunder. Buyer and Seller agree that no Notice of Default shall be delivered to Collateral Agent unless and until such Event of Default remains uncured as of the expiration of the related cure period, if any.
(hhhhh)    “Optional Prepayment” shall have the meaning assigned to such term in the Master Confirmation.
(iiiii)    “Owner Trustee” shall mean Wilmington Savings Fund Society, FSB, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, or any successor or assign in such capacity.
(jjjjj)    “Paper Record” shall mean, with respect to a Mortgage Loan, the related Mortgage Notes and all other documents comprising the Mortgage Loan File that are in paper format, either as a copy or an original document, and are not held electronically as an electronically delivered document or as an Electronic Record
(kkkkk)    “Participation Certificate” shall mean a certificate, in the form attached to the Mortgage Loan Custodial and Disbursement Agreement as Exhibit 19, issued by Seller to Buyer and authenticated by the Mortgage Loan Custodian under the Mortgage Loan Custodial and Disbursement Agreement, evidencing the 100% beneficial ownership interest in one or more Eligible Mortgage Loans that are either identified on the Applicable Agency Mortgage Loan Schedule or, with respect to Eligible Mortgage Loans pooled for Freddie Mac, on a computer tape submitted or to be submitted to Freddie Mac, as applicable.
(lllll)    “Permitted Investments” shall mean any one or more of the following types of investments and may include investments for which the Collateral Agent or any of its affiliates serves as an investment manager or advisor:
1.    demand and time deposits in, certificates of deposit of, banker’s acceptances issued by or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as such depository institution or trust company has a short-
Annex I-13

term unsecured debt or issuer rating of at least A-1 from S&P and R-1 (middle) from DBRS;
2.    commercial paper issued by an institution having a commercial paper rating of A-1 from S&P and R-1 (high) from DBRS;
3.    guaranteed investment contracts issued by an insurance company or other corporation having a long-term unsecured debt rating of “AAA” with respect to S&P or “AAA” with respect to DBRS (to the extent rated by DBRS);
4.    money market funds having ratings of “AAA” with respect to S&P or “AAA” with respect to DBRS (to the extent rated by DBRS), at the time of such investment; and
5.    securities issued or directly and fully guaranteed as to timely and ultimate payment by the United States government (or any agency or instrumentality thereof); and
6.    any other investments that satisfy the investment criteria of the Rating Agency for transactions in which the rated obligations have ratings equal to the highest rating then being assigned by the Rating Agency to the Buyer’s Source of Funds.
(mmmmm)    “Permitted Liens” shall mean (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, (3) any security agreement, chattel mortgage or equivalent document evidencing such Mortgage Loan, (4) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (5) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.
(nnnnn)    “Persons” shall mean and includes an individual, a partnership, a corporation, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.
(ooooo)    “PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a qualified insurer.
(ppppp)    “Pooled Mortgage Loan” shall mean an Eligible Mortgage Loan (i) as to which 100% of the beneficial interests therein are evidenced by a Participation Certificate and (ii) as to which Deutsche Bank National Trust Company, as agency custodian, has certified or will certify to the Applicable Agency that such Mortgage
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Loan meets all of the criteria specified in the related Agency Guidelines for the securitization of mortgage loans of that type and that such Mortgage Loan has been pooled or will be pooled in a Loan Pool for the purpose of backing an Agency Security. For the avoidance of doubt, no Pooled Mortgage loan will be an eMortgage Loan.
(qqqqq)    “Prepayment Amount” shall have the meaning assigned to such term in the Master Confirmation.
(rrrrr)    The definition of “Price Differential” is amended by deleting the definition in its entirety and replacing it with the following:
    “Price Differential”, for any Transaction and any date of determination, shall be an amount calculated by application of the Pricing Rate for such date of determination to the Purchase Price for such Transaction on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the related Purchase Date and ending on (but excluding) the Repurchase Date. For each Transaction, the accrued and unpaid Price Differential will be settled in Cash by Seller on each Repurchase Date. In no event will the Price Differential for a Repurchase Date be less than the aggregate amount of interest due on Buyer’s Source of Funds plus any related fees and expenses for the related accrual period.
(sssss)    “Pricing Methodology” means, with respect to any Eligible Mortgage Loan, the pricing methodology described on Exhibit A-2.
(ttttt)    The definition of “Pricing Rate” in Paragraph 2(l) of the Agreement shall be deleted in its entirety and replaced with the following definition:
    “Pricing Rate” means, for any Repurchase Date or date of determination, [***].
(uuuuu)    “Program Agreements” shall mean this Agreement (which includes all Annexes, schedules and addenda), the trust agreement pursuant to which Buyer is constituted, the Guaranty, the Mortgage Loan Custodial and Disbursement Agreement and any other agreement entered into by Seller, on the one hand, and Buyer and/or any of its affiliates or subsidiaries (or custodian on its behalf) on the other, in connection herewith or therewith and designated as a Program Agreement.
(vvvvv)    “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
(wwwww)    “Proprietary Lease” means the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.
(xxxxx)    The definition of “Purchase Date” is amended by deleting the definition in its entirety and replacing it with the following:
“Purchase Date” shall mean each day specified as such in accordance with the second sentence of the first paragraph of Section 5 of Annex I.
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(yyyyy)    The definition of “Purchase Price” is amended by deleting the definition in its entirety and replacing it with the definition set forth in the Master Confirmation.
(zzzzz)    The definition of “Purchased Securities” is amended by deleting the definition in its entirety and replacing it with the following:
    “Purchased Assets” shall mean all Assets, together with the related records and servicing rights, transferred by Seller to Buyer in a Transaction hereunder and any Assets substituted therefor in accordance with Section 4(d) of Annex III. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Paragraph 4(a) of the Base Agreement.
(aaaaaa)     “Purchased Mortgage Loans” shall mean the collective reference to Pooled Mortgage Loans and Non-Pooled Mortgage Loans that (w) are listed on the Daily Collateral Agent Statement related to the current Transaction, (x) are serviced by the Servicer for the benefit of the Buyer, (y) are held by the Mortgage Loan Custodian pursuant to the Mortgage Loan Custodial and Disbursement Agreement for the benefit of the Buyer and (z) have not yet been transferred back to Seller by Buyer in a repurchase transaction.
(bbbbbb)    “Qualified Mortgage” has the meaning specified in Section 129C of the federal Truth-in-Lending Act, 15 U.S.C. 1639c and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as the foregoing may be amended from time to time.
(cccccc)    “Qualified Successor Diligence Provider” shall have the meaning assigned to it under the Indenture.
(dddddd)    “Rating Agency” means DBRS, Inc.
(eeeeee)    “Rating Agency Condition” shall have the meaning assigned to it under the Indenture.
(ffffff)    “Remittance Date” means the Business Day prior to the payment date relating to the Buyer’s Source of Funds.
(gggggg)    “Replacement Assets” shall have the meaning assigned to such term in the Master Confirmation.
(hhhhhh)    The definition of “Repurchase Date” is amended by deleting the definition in its entirety and replacing it with the definition set forth in the Master Confirmation.
(iiiiii)    The definition of “Repurchase Price” in Paragraph 2(r) of the Agreement shall be deleted in its entirety and replaced with the following definition:
“Repurchase Price” means:
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    (i) for all Purchased Assets, collectively, that are the subject of a Transaction, the aggregate Purchase Price paid by the Buyer for such Purchased Assets plus the applicable Price Differential minus any amounts deposited by the Seller into the Buyer’s Account to cure a Margin Deficit;
    (ii) for any individual Purchased Mortgage Loan that is repurchased on a Repurchase Date (unless it is a defective Qualified Mortgage as described in clause (iii)), its ratable share (based on the outstanding principal balance of such Purchased Mortgage Loan compared to the aggregate outstanding principal balance of all Purchased Mortgage Loans subject to such Transaction) of the amount specified in the foregoing clause (i); or
    (iii)    for any individual Purchased Mortgage Loan that is to be repurchased on a date other than a Repurchase Date and for any Purchased Mortgage Loan that is to be repurchased by reason of its failure to constitute a Qualified Mortgage (as provided in Section 8(g) of this Annex I), the sum of the outstanding principal balance for such Purchased Mortgage Loan on the such date and the accrued interest thereon as of such date.
(jjjjjj)    “Responsible Officer” shall mean, with respect to Collateral Agent and Securities Intermediary, any officer, including any managing director, principal, director, vice president, treasurer, secretary, trust officer or any other officer of Collateral Agent or Securities Intermediary, and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
(kkkkkk)    “Seller’s Account” shall mean the custodial account (Account number [***]) maintained by U.S. Bank National Association on behalf of Seller for the deposit of Assets to be held by U.S. Bank National Association on behalf of Seller and any account for the deposit of Cash maintained in connection therewith.
(llllll)    “Servicer” shall mean the servicer of the Purchased Assets.
(mmmmmm)    “Servicing File” shall mean, with respect to each Purchased Mortgage Loan, the file retained by the Servicer consisting of (1) originals of all applicable documents in the related loan file as described in the Mortgage Loan Custodial and Disbursement Agreement which are not delivered to Buyer or Buyer’s designee, (2) copies of any other applicable documents in such loan file maintained by the Servicer and (3) all other documents and records maintained by the Servicer in respect of such Purchased Mortgage Loan or other Purchased Mortgage Loan, including without limitation the Servicing Records.
(nnnnnn)    “Review Date” shall have the meaning assigned to it under the Indenture.
(oooooo)    “Securities Intermediary” shall mean U.S. Bank National Association and its successors and assigns.
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(pppppp)    “Servicing Records” shall mean all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets.
(qqqqqq)    “Servicing Rights” shall mean contractual, possessory or other rights of Seller, Servicer or any other person, whether arising under any servicing agreement, the Mortgage Loan Custodial and Disbursement Agreement (if any) or otherwise to administer or service any Purchased Asset or to possess related Servicing Files.
(rrrrrr)    “Strict Compliance” shall mean the compliance of the Seller and the Mortgage Loans with the requirements of the applicable Agency Guide and as amended by any agreements between the Seller and the Applicable Agency, sufficient to enable the Seller to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee the related Agency Security, as applicable.
(ssssss)    “Takeout Commitment” means a commitment of Seller to sell one or more Purchased Mortgage Loans to a Takeout Investor and the corresponding Takeout Investor’s executed trade confirmation to Seller to effectuate the foregoing. With respect to any Takeout Commitment with an Agency, the applicable agency documents will list the Buyer as sole subscriber.
(tttttt)    “Takeout Investor” means (i) an Agency or (ii) any other party identified by the Seller that has made a Takeout Commitment.
(uuuuuu)    “Takeout Price” means, with respect to a Purchased Asset, the purchase price to be paid for such Purchased Asset by the Takeout Investor pursuant to the related Takeout Commitment.
(vvvvvv)    “Takeout Settlement Date” means, with respect to a Takeout Commitment, the date set forth therein on which the sale of the related Mortgage Loans to a Takeout Investor will occur or the date set forth therein on which the sale of the related Agency Security to the Takeout Investor will be settled on a delivery-versus-payment basis.
(wwwwww)    “Tangible Net Worth” shall mean [***].
(xxxxxx)    “Third Party Financed Loan” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.
(yyyyyy)    “Third Party Financier” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.
(zzzzzz)    “Third Party Loan Purchase Price” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.
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(aaaaaaa)    “Transferable Record” shall mean an eNote under E-SIGN and UETA that (i) would be a note under the UCC if the eNote were in writing, (ii) the issuer of the eNote has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
(bbbbbbb)    “Trust Agreement” means, the Second Amended and Restated Trust Agreement of the Buyer, dated as of April 11, 2025, among the Owner Trustee, U.S. Bank Trust Company, National Association, as certificate registrar and certificate paying agent, and the Seller, as the same may be amended, modified or supplemented from time to time.
(ccccccc)    “Trust Receipt” shall mean the Mortgage Loan Custodian’s trust receipt, in the form attached as Exhibit 1 to the Mortgage Loan Custodial and Disbursement Agreement, and delivered pursuant to the Mortgage Loan Custodial and Disbursement Agreement.
(ddddddd)    “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.
(eeeeeee)    “UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999
(fffffff)    “Underwriting Guidelines” shall mean the underwriting guidelines of the originator of the related Mortgage Loan (which originator may be the Seller, as applicable), acceptable to Buyer in its sole discretion and as in effect as of the Closing Date.
(ggggggg)    “VA” shall mean the Veterans Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
(hhhhhhh)    “VA IRRR Mortgage Loan” shall mean a VA Interest Rate Reduction Refinance Loan.
(iiiiiii)    “Wet Loan” shall mean an Eligible Mortgage Loan for which the required loan documents included in the Mortgage Loan File have not yet been delivered to the Mortgage Loan Custodian.
(jjjjjjj)    “Written Instructions” shall mean written communications actually received by Collateral Agent from an Authorized Person or from a person reasonably believed by Collateral Agent to be an Authorized Person by or any electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.
5.    Initiation; Confirmation.

Annex I-19

It is the intention of the parties that there shall be just one Transaction outstanding at any time, and that all Assets constituting Purchased Assets shall be subject to such Transaction. Accordingly, (x) the Closing Date and each date on which Seller transfers new Purchased Assets to Buyer (other than a substitution of Replacement Assets pursuant to section 4(d) of Annex III or a transfer of Additional Purchased Assets pursuant to Paragraph 4(a) of the Base Agreement) shall each constitute a Purchase Date for a new Transaction, and each such date (other than the Closing Date) shall also constitute a Repurchase Date for the Transaction in effect immediately prior to such Purchase Date, and (y) each date specified in clauses (i), (ii), (iv) and (vi) of the definition of Repurchase Date shall constitute a new Purchase Date. Upon the occurrence of the date specified in either clause (iii) or clause (vii) of the definition of Repurchase Date, the outstanding Transaction shall terminate and no new Purchase Date shall occur.
The words “orally or” shall be deleted from the first sentence of Paragraph 3(a) of the Base Agreement.
The words “or make available electronically” shall be added immediately after the words “promptly deliver” in the first sentence of Paragraph 3(b) of the Base Agreement.
Paragraph 3(b) of the Base Agreement shall be amended and restated in its entirety to read as follows:
“The written confirmation (each, a “Confirmation”) of each Transaction entered into between Seller and Buyer under this Agreement shall consist of (i) the Master Confirmation, the terms of which are applicable to each such confirmation, and (ii) the information regarding such Transaction in the Daily Collateral Agent Statement delivered on the Purchase Date for such Transaction.”
6.    Margin.

The definition of Margin Excess in Paragraph 2(h) is hereby deleted. Paragraph 4(a) of the Base Agreement is amended by deleting the paragraph in its entirety and replacing it with Section 4(b) of Annex III. Paragraph 4(b) of the Agreement is amended by deleting the paragraph in its entirety and replacing it with “[Reserved]”. The words “or Margin Excess, as the case may be” and “or a Margin Excess” from Paragraphs 4(e) and 4(f) are hereby deleted.

7.    Security Interest.

Paragraph 6 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“6. Security Interest

(a)    Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum
Annex I-20

recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its obligations, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Mortgage Loans identified on a Daily Collateral Agent Statement, (ii) any other collateral pledged or otherwise relating to such Purchased Assets, including Participation Certificates, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto, (iii) all rights of Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the mortgage file or servicing file, (iv) the collection account (if any) and all amounts on deposit therein and all Income relating to such Purchased Assets, (v) all interests in real property collateralizing any Purchased Assets, (vi) all insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (vii) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (viii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the UCC, in each case solely to the extent relating to or constituting the foregoing, and all Cash and Cash equivalents and all products and proceeds in each case solely to the extent relating to or constituting any or all of the foregoing, (ix) the Servicing Records and the related Servicing Rights and (x) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).
Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

Seller further grants, assigns and pledges to Buyer a first priority security interest in and to all documentation and rights to receive documentation related to all Income related to the Purchased Assets received by Seller and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Buyer hereunder.

(b)    At any time and from time to time, upon the written request of Buyer, and at the expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Seller hereby authorizes Buyer to file any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement without the signature of Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement
Annex I-21

shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.
(c)    Seller shall not (i) change the location of its chief executive office/chief place of business from that specified in Annex II, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer [***] prior written notice thereof and shall have delivered to Buyer all UCC financing statements and amendments thereto as Buyer shall request and taken all other actions necessary to continue its perfected status in the Purchased Items with the same or better priority.
(d)    Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items without Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default as to which Seller is the defaulting party shall have occurred and be continuing, to do the following:
(i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;

(ii) to pay or discharge taxes and liens levied or placed on or threatened against the Purchased Items;
(iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or
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adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. This power of attorney shall not revoke any prior powers of attorney granted by Seller.

Seller also authorizes Buyer, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Paragraph 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

(e)    The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
(f)    If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Buyer performs or complies, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate, shall be payable by Seller to Buyer on demand and shall constitute obligations of Seller hereunder.
(g)    Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.
(h)    All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.
(i)    Upon the repurchase of any Purchased Asset by the Seller, such Purchased Asset shall automatically be released from any claim, Lien or encumbrance of the Buyer or the Collateral Agent pursuant to this Agreement.”
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8.    Additional Representations and Covenants.

In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, each of the parties hereto further represents, warrants and covenants to the other (which representations, warranties and covenants shall be deemed to be repeated by such party on the Purchase Date for any Transaction) that:
(a)    It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any advice, counsel, or representation of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to expected results of that Transaction.
(b)    It is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of that Transaction. It is also capable of assuming, and assumes, the risks of each Transaction.
(c)    The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(d)    No material adverse change in such party’s financial condition has occurred since the date of the most recent financial statements furnished by such party to the other party, and such financial statements are complete and correct and fairly present such party’s financial condition and results of operations as at and for the period ended on the date thereof, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.
(e)    It is not, and after giving effect to the Transactions contemplated by the Agreement will not be, required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended).
(f)    Each proposed mortgage loan for a Transaction shall be an Eligible Mortgage Loan. Each proposed mortgage loan for a Transaction shall be a Qualified Mortgage. The Seller hereby agrees that it shall, [***] of notice thereof, repurchase, for the applicable Repurchase Price therefor, a Purchased Asset if such Purchased Asset ceases to be an Asset meeting the eligibility criteria set forth in this Agreement. If any Purchased Asset is repurchased by reason of its failure to constitute a Qualified Mortgage, Seller shall deliver a notice to Buyer and to the Indenture Trustee that shall specify (x) the reason that the Purchased Asset failed to constitute a Qualified Mortgage and (y) the Repurchase Price therefor. Seller shall effect such repurchase by transferring Replacement Assets to Buyer which have a Market Value at least equal to such Repurchase Price pursuant to
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Section 4(d) of Annex III (or, if Seller has insufficient Eligible Assets, Seller shall transfer Cash to Buyer in the amount of such insufficiency).
(g) The Seller hereby agrees to notify the Buyer of any amendment or modification to the Mortgage Loan Custodial and Disbursement Agreement to the extent such amendment or modification materially and adversely affects the ability of the Mortgage Loan Custodian or Servicer to perform their respective roles under such agreements.
(h) The Seller has maintained and shall maintain all such requisite Approvals and is in good standing with the Applicable Agency, with no event having occurred or the Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the Applicable Agency.
(i) The Seller shall defend the Purchased Items against, and shall take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items, other than the security interests created under the Agreement, and the Seller will defend the right, title and interest of the Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever. The Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Items or any interest therein, provided that this paragraph (i) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Items in accordance with the Program Agreements.
(j)    The Seller shall at all times maintain a Tangible Net Worth of [***].
(k)    The Seller shall at all times maintain Liquidity [***].
(l)    The Seller shall at all times maintain a ratio of [***].
(m)    Seller shall furnish to Buyer, on a monthly basis, on the last Business Day of each month, a compliance certificate of a Responsible Officer of Seller setting forth the level of the Seller’s compliance with the financial covenants set forth in paragraphs 8(j) through (l) above, as of the most recent reporting date of the Seller and demonstrating the Seller’s compliance with such financial covenants. In addition, upon request from Buyer, Seller shall provide or make available electronically a separate compliance certificate of a Responsible Officer of Seller setting forth the level of the Seller’s compliance with the financial covenants set forth in paragraphs 8(j) through (l) above, as of the most recent reporting date of the Seller.
9.    Events of Default.

(a)    In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if (i) either party breaches any covenant or agreement
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under the Agreement and such breach has not been cured [***]following the earlier of (a) the date on which the defaulting party obtains knowledge thereof and (b) the date on which notice of such failure, requiring the same to be remedied, has been given to the defaulting party, (ii) the Seller fails to pay Price Differential when due and payable pursuant to the Agreement (including the related Confirmation) and such breach shall not have been cured [***]of such failure; (iii) the Seller has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof or (iv) if any Material Adverse Effect shall have occurred with respect to Seller;
(b)    The introductory paragraph of Paragraph 11(d) shall be amended by replacing the clause “without prior notice to the defaulting party” with “with such notice to the defaulting party as is reasonably practicable under the circumstances”.
(c)    The following sentence shall be added to the end of Paragraph 11(g):
“Notwithstanding the foregoing, neither party shall be liable to the other for any consequential, indirect or punitive damages.”
10.    Termination.

(a)    The first sentence of Paragraph 3(c) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“In the case of Transactions terminable upon demand, such demand may be made by Buyer, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the Business Day on which such termination will be effective.”

(b)    The last sentence of Paragraph 15(a) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“This Agreement may be terminated by the Buyer upon giving written notice to the Seller, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.”

(c)    The following sentence shall be added as Paragraph 15(c):

“This Agreement and any Transaction hereunder shall terminate on the earliest of (1) the Expiration Date, (2) the Seller exercising its right to Optional Prepayment in full and (3) the date of the occurrence and continuance of an Event of Default hereunder.”

11.    Agreement to Deliver Documents.

Each party agrees that upon execution and delivery of this Agreement and thereafter upon reasonable request of the other party, it will deliver to the other party:
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(i)    evidence of authority and specimen signatures of individuals executing this Agreement and any Confirmation hereunder;
(ii)    a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-9 (or any successor thereto), including appropriate attachments, that eliminates U.S. federal backup withholding tax on payments under this Agreement;
(iii)    a copy of its organizational documents, including all amendments thereto, and such other documents as the other party may reasonably request in connection with its “know your customer” and anti-money laundering compliance programs; and
(iv)    such further information regarding its financial condition, business or operations as the other party may reasonably request.
12.    Notices.
(a)    Notices of Events of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes an Event of Default with respect to such party, promptly to give the other party notice of such event or condition.

(b)    The last sentence of Paragraph 13 of the Agreement shall be deleted and the following sentence shall be added:
    “In addition, all statements may be made available electronically, such as on a website.”

13.    Intent. Paragraph 19 of the Agreement shall be deleted in its entirety and the following shall be added:

“19.     Intent

(a) Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, and a “master netting agreement”
as that term is defined in Section 101(38A) of the Bankruptcy Code.

(b) It is understood that Buyer’s right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate the Agreement or otherwise exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code.”

14.    Set-Off. In addition to any rights of set-off a party may have as a matter of law or otherwise upon the occurrence of an Event of Default, the non-defaulting party shall have the right (but not be obliged) to set off any obligation of the defaulting party owing to the non-defaulting
Annex I-27

party (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligation of the non-defaulting party owing to the defaulting party (whether or not arising under this Agreement whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation). For this purpose any sums not in U.S. Dollars shall be converted into U.S. Dollars at the rate of exchange at which the non-defaulting party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If an obligation is unascertained, the non-defaulting party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this paragraph shall be effective to create a security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time entitled (whether by operation of law, contract or otherwise).

15.    Payment of Repurchase Price.

The parties agree that the Repurchase Price shall be due and payable on each Repurchase Date; provided however, that, if such Repurchase Date is not also a Remittance Date and there is no Prepayment Amount associated with such Transaction, any unpaid Price Differential relating to such Transaction shall be due on the immediately following Remittance Date and further, the principal portion of the Repurchase Price for the Purchased Assets being repurchased on such Repurchase Date may be applied towards the payment of the Purchase Price relating to the Purchased Assets being purchased by the Buyer on such Repurchase Date. In addition, the Seller shall pay to Buyer the related Interest Coverage Amount, if any, on each Remittance Date. Notwithstanding anything to the contrary contained herein or in any other document relating to the transactions contemplated herein or in the Indenture, any and all payments of the Repurchase Price (including any Price Differential) required to be made pursuant to the Agreement shall be made by or on behalf of the Seller to the account of the Buyer as set forth in Schedule CA-II to Annex III.

Any payment of a Takeout Price that is made by a Takeout Investor to the Buyer pursuant to a Bailee Letter or Takeout Commitment, as applicable, shall be deemed to be a payment by Seller of the Repurchase Price in respect of the Purchased Assets subject to the related Takeout Commitment. In the event that Buyer, or the Collateral Agent on its behalf, receives an Agency Security in connection with the purchase of Purchased Mortgage Loans (or Participation Certificates) by an Agency or the issuance by an Agency of its guarantee of an Agency Security backed by Purchased Mortgage Loans, the Seller shall arrange for the sale of the related Agency Security to a Takeout Investor for an amount that is greater than or equal to the applicable Repurchase Price of the Purchased Mortgage Loans sold to the Agency. Seller shall arrange for the Takeout Settlement Date with respect to such Agency Security to occur [***] of delivery of such Agency Security to the Buyer or the Collateral Agent. Each settlement of Agency Securities with Takeout Investors shall be effected by the Collateral Agent and the Seller in accordance with the provisions of Schedule IV and Schedule V to this Annex I.

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16.    Conditions Precedent:    In no event shall the Buyer acquire, or agree to acquire, any mortgage loans under a Transaction on any day if the conditions precedent set forth below are not satisfied. The conditions precedent are the following:

(a)    each such mortgage loan is an Eligible Asset on such day;

(b)    each such mortgage loan satisfies, and (after giving effect to such proposed Transaction) all of the Purchased Mortgage Loans satisfy, the criteria set forth in Schedule II;

(c)    no exception has been reported by the custodian for any mortgage loan to be purchased;

(d)    an Event of Default has not occurred or if it has occurred, has been waived by the requisite holders of the Buyer’s Source of Funds;

(e)    after giving effect to the Buyer’s purchase of the Eligible Assets and the payment of the Purchase Price to the Seller, a Margin Deficit will not exist on such day;

(f)    none of the Program Agreements have ceased to be in full force and effect unless the Rating Agency Condition has been satisfied in connection with the termination of any such Program Agreement;

(g)    after giving effect to the proposed Transaction and the repurchase of Purchased Assets with a Repurchase Date on such day, the aggregate Purchase Price of all outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price;

(h)    after giving effect to the proposed Transaction and the repurchase of Purchased Assets with a Repurchase Date on such day, the outstanding balance of such Purchased Assets plus amounts on deposit in the Buyer’s Account is not less than the Maximum Aggregate Purchase Price; and

(i)    Buyer and Collateral Agent have theretofore received a copy executed by Seller of a blanket assignment of any Participation Certificates in the form of Exhibit A to the Custodial Addendum in Annex III.

Prior to entering into any Transaction and subject to any additional terms and conditions of this Agreement, including the Custodial Addendum attached as Annex III hereto, Buyer (or the Collateral Agent on behalf of the Buyer) shall confirm that each proposed mortgage loan meets the eligibility criteria set forth on Schedule II (for the avoidance of doubt, the Collateral Agent shall have no responsibility for verifying the representations and warranties set forth in Schedule I) by performing an eligibility test with respect to each such mortgage loan substantially in the form as provided on Exhibit A hereto.

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17.    Appointment of the Collateral Agent and Securities Intermediary.

(a)    Buyer and Seller hereby appoint Collateral Agent as collateral agent and the Securities Intermediary as securities intermediary, to maintain possession of all Eligible Assets at any time delivered to Collateral Agent for or on behalf of Buyer under this Agreement in connection with Transactions and as agent and bailee for Buyer for the purposes set forth in this Agreement (for purposes of all applicable sections of the UCC). Seller hereby appoints Collateral Agent as collateral agent and Securities Intermediary as securities intermediary to maintain possession of all Eligible Assets at any time delivered to Collateral Agent for or on behalf of Seller under this Agreement in connection with Transactions and as agent and bailee for Seller for the purposes set forth in this Agreement.

(b)    Collateral Agent and Securities Intermediary hereby accept the appointments set forth in Section 17(a) above and, subject to the terms and conditions of this Agreement, agree to receive Eligible Assets in the manner specified herein, for or on behalf of Buyer, to be held hereunder, and to hold, release, or otherwise dispose of such Eligible Assets as hereinafter provided. Collateral Agent and Securities Intermediary further agrees to receive Eligible Assets for or on behalf of Seller for transfer to Seller’s Account to be delivered hereunder, and to hold, release, or otherwise dispose of such Eligible Assets as hereinafter provided.
(c)    Collateral Agent’s and Securities Intermediary’s duties hereunder shall continue until altered in writing by the parties hereto or until the termination of this Agreement. Collateral Agent and Securities Intermediary undertakes to perform only those duties as are expressly set forth in this Agreement and no additional covenant or obligation shall be implied in this Agreement against Collateral Agent and Securities Intermediary. If a Transaction shall not be completed for any reason whatsoever, Collateral Agent’s and Securities Intermediary’s duties to Buyer and Seller shall be limited to holding the related Eligible Assets for the account of the party hereto owning such Assets prior to the contemplated but not completed Transaction and following any other instructions received from Buyer and/or Seller as specifically provided for in this Agreement.

(d)    Seller and Buyer each confirm that it is treating U.S. Bank National Association, in its capacity as Securities Intermediary, as holding each Purchased Asset as a “custodian” on behalf of the Buyer, U.S. Bank National Association, in its capacity as Securities Intermediary as a “customer” in connection with a “securities contract” (as each such term is used in Section 101(22) of the Bankruptcy Code), and Seller and Buyer confirm that in such capacity U.S. Bank National Association is serving as a “financial institution” (as defined in Section 101(22) of the Bankruptcy Code). U.S. Bank National Association confirms that it is a “commercial bank” (as such term is used in such Section 101(22)) and acknowledges such treatment by Seller and Buyer.

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(e)    Additional terms and conditions to the Collateral Agent’s and Securities Intermediary’s duties are set forth in the Custodial Addendum set forth as Annex III to this Agreement.

18.    Jurisdiction and Service of Process. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

19.    WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS IN CONNECTION WITH THE AGREEMENT.

20.    Waiver of Immunity. Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any state or federal court or court of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

21.    Existing Transactions. The parties agree that this Agreement shall apply to all transactions which are outstanding as at the date of this Agreement so that such transactions shall be treated as if they had been entered into under this Agreement, and the terms of such transactions are amended accordingly with effect from the date of this Agreement.

22.    Notice of Modification or Waiver. The Seller covenants and agrees to provide the Rating Agency with notice of any modification, waiver or consent granted by either party under this Agreement and any Transaction relating hereto.

23.    Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties and their affiliates in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement.

24.    Confidentiality. Each party acknowledges that Confidential Information (as defined below) may be exchanged between the parties pursuant to this Agreement. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to
Annex I-31

protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not disclose or use the Confidential Information of the other party except for the purposes of this Agreement and as authorized herein. Notwithstanding the foregoing, the recipient of Confidential Information (the “Recipient”) may use or disclose the Confidential Information to the extent that such Confidential Information is: (a) already known by the Recipient without an obligation of confidentiality, (b) publicly known or becomes publicly known through no unauthorized act of the Recipient, (c) rightfully received from a third party without any obligation of confidentiality, (d) independently developed by the Recipient without use of the Confidential Information of the disclosing party (the “Disclosing Party”), (e) approved by the Disclosing Party for disclosure, or (f) required to be disclosed pursuant to a requirement of a governmental agency, regulatory or self-regulatory agency or law; provided that, to the extent permitted by the requesting body, the Recipient provides the other party with notice of such requirement prior to any such disclosure and requests that the requesting body afford confidential treatment to the information disclosed. In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately and will take all available steps to terminate the unauthorized use or further unauthorized disclosure of the Confidential Information of the Disclosing Party.

“Confidential Information” shall mean all information disclosed to one party to this Agreement by the other party to this Agreement in written, verbal, graphic, recorded, photographic, or any other form about such Disclosing Party and its business, including without limitation business partners and suppliers, financial statements, intellectual property rights, products, research and development, costing, licensing and pricing, disclosed in writing, verbally or visually, designated as confidential at the time of disclosure or is of a nature that a reasonable person would consider the information confidential.
25.    Force Majeure. Buyer and Seller shall not be responsible or liable for any failure or delay in the performance of their respective obligations under the Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Buyer and Seller shall use their best efforts to resume performance as soon as practicable under the circumstances.

26.    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith and therewith
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may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission.

27.    Hypothecation or Pledge of Purchased Assets. Other than pursuant to the Indenture, Buyer shall be precluded from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets.

28.    Further Assurances. Each party agrees to do such further acts and things and to execute and deliver to the other party such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by such other party to carry into effect the intent and purposes of this Agreement and the other Program Agreements.

29.    Delay Not Waiver; Rights Cumulative. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of each party hereto provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Agreements and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document. Each party may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

30.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) each of the Base Agreement, this Annex-I, and any Confirmation is executed and delivered on behalf of the Buyer by Wilmington Savings Fund Society, FSB, not individually or personally, but solely in its capacity as Owner Trustee of Buyer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, warranties, undertakings and agreements made in each of the Agreement, this Annex-I or any Confirmation on the part of Buyer is made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Savings Fund Society, FSB, but is made and intended for the purpose for binding only, and is binding only on, Buyer, (iii) nothing contained in the Agreement, this Annex-I or any Confirmation shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant of Buyer either expressed or implied contained in the Agreement, this Annex-I or any Confirmation, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Savings Fund Society, FSB has not made and will not make any investigation as to the accuracy or completeness of any representations or warranties
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made by the Buyer in the Agreement, this Annex-I or any Confirmation and (v) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the payment of any indebtedness, indemnities or expenses of Buyer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by Buyer under the Agreement, this Annex-I, any Confirmation or any Transaction related hereto, as to all of which recourse shall be had solely to the assets of the Buyer. It is expressly understood and agreed that the rights and duties of Buyer under the Agreement, this Annex-I and any Confirmation will be exercised by U.S. Bank Trust Company, National Association as Indenture Trustee as assignee of the Buyer and U.S. Bank Trust Company, National Association as Collateral Agent, on behalf of the Buyer and under no circumstances shall the Owner Trustee have any duty or obligation to monitor, exercise or perform the rights or duties of the Buyer under the Agreement, this Annex-I or any Confirmation.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]
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Agreed and acknowledged as of the first date set forth above:

MELLO WAREHOUSE SECURITIZATION TRUST 2025-1

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By: /s/ Devon C. A, Reverdito

Name: Devon C. A. Reverdito

Title: Vice President

Date: April 11, 2025
LOANDEPOT.COM, LLC By: /s/ David Hayes Name: David Hayes Title: CFO Date: April 11, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
AS COLLATERAL AGENT

By: /s/ William Semsch

Name: William Semsch
Title: Vice President
Date: April 11, 2025

U.S. BANK NATIONAL ASSOCIATION,
AS SECURITIES INTERMEDIARY

By: /s/ William Semsch

Name: William Semsch
Title: Vice President
Date: April 11, 2025

SCHEDULE I TO ANNEX I OF MASTER REPURCHASE AGREEMENT
Representations and Warranties with respect to Mortgage Loans

[***]
Annex I-Sch.I-1

SCHEDULE II TO ANNEX I OF MASTER REPURCHASE AGREEMENT
Portfolio Criteria

[***]

Annex I-Sch.III-1

SCHEDULE III TO ANNEX I OF MASTER REPURCHASE AGREEMENT
Required Mortgage Loan Documents

[***]

Annex I-Sch.III-1

SCHEDULE IV TO ANNEX I OF MASTER REPURCHASE AGREEMENT
Agency Security Clearing Process to Takeout Investor

[***]
Annex I-Sch.III-1

SCHEDULE V TO ANNEX I TO MASTER REPURCHASE AGREEMENT
U.S. Bank Trust Company, National Association
Security Delivery & Settlement Instructions

[***]

Annex I-Sch.V-1

ANNEX II
Names and Addresses for Communications Between Parties

[***]

Annex II-1

Annex III
Collateral Agent Addendum

[***]
Annex III-I

SCHEDULE CA-I TO COLLATERAL AGENT ADDENDUM
AUTHORIZED PERSONS OF BUYER AND SELLER

[***]
Annex III-Sch.CA-I-1

SCHEDULE CA-II TO COLLATERAL AGENT ADDENDUM
ACCOUNT INFORMATION FOR DELIVERY OF BUYER’S ASSETS AND CASH

[***]

Annex III-Sch.CA-II-1

EXHIBIT A TO COLLATERAL AGENT ADDENDUM
FORM OF BLANKET ASSIGNMENT OF PARTICIPATION CERTIFICATES

[***]

Exhibit A-1

APPENDIX I TO CUSTODIAL ADDENDUM
FORM OF INSTRUCTION TO TRANSFER PURCHASED ASSETS OR CASH FROM BUYER’S ACCOUNT
Exhibit A-1

EXHIBIT A-1 OF MASTER REPURCHASE AGREEMENT
ELIGIBILITY TEST

[***]

Exhibit A-1

EXHIBIT A-2 OF MASTER REPURCHASE AGREEMENT
PRICING METHODOLOGY

[***]
Exhibit A-2